EXHIBIT 2


                      HARSCO CORPORATION SAVINGS PLAN
                      _______________________________

                                                       SOCIAL SECURITY
PAGE 1                                                 BIRTHDATE
                                                       HIRE DATE
                                                       YRS OF SERVICE CREDIT

                        0110/001/999999     0027773  A

                             Harsco Participant Name




                            SUMMARY OF YOUR ACCOUNT


                                                      ACCOUNT          VESTED
                                                        TOTAL         BALANCE
                                                      _______         _______
                                                          .00             .00




              THIS STATEMENT COVERS THE PERIOD OF                  THRU
              IT REFLECTS CONTRIBUTIONS THROUGH PAYROLL DATE OF 12-31-94


                       FOR INFORMATION CALL 1-800-776-4015




                         HARSCO CORPORATION SAVINGS PLAN            EXHIBIT 2
                        _______________________________
                       0110001          SOCIAL SECURITY
PAGE 2              STATEMENT PERIOD:                    THRU
___________________________________________________________________________
                            SUMMARY OF CONTRIBUTIONS


                                                         COMPANY
                           PRE-TAX      AFTER-TAX       MATCHING                                                       TOTAL
                           _______        _______        _______                                                     _______
BEGINNING BALANCE              .00            .00            .00                                                         .00

  CONTRIBUTIONS                .00            .00            .00                                                         .00
  FUNDS GAIN/LOSS              .00            .00            .00                                                         .00
                           _______        _______        _______                                                     _______
ENDING BALANCE                 .00            .00            .00                                                         .00

VESTED PERCENTAGE                0%             0%             0%                                                          0%
VESTED BALANCE                 .00            .00            .00                                                         .00


___________________________________________________________________________
                               SUMMARY OF INVESTMENTS


                             SWEEP       THREE WAY      INTERNATL       S & P 500        FIXED         HARSCO
                           ACCOUNT      ASSET ALLOC       EQUITY          STOCK         INCOME          STOCK
                           _______        _______        _______        _______        _______        _______
BEGINNING BALANCE              .00            .00            .00            .00            .00            .00

  CONTRIBUTIONS                .00            .00            .00            .00            .00            .00
  PURCHASES                    .00            .00            .00            .00            .00            .00
  FUNDS GAIN/LOSS              .00            .00            .00            .00            .00            .00
                           _______        _______        _______        _______        _______        _______
ENDING BALANCE                 .00            .00            .00            .00            .00            .00

      PRICE
NUMBER OF FUND SHARES            0              0              0              0              0              0
EQUIVALENT STOCK SHARES          0              0              0              0              0              0

      FUND SELECTION


___________________________________________________________________________
                             - - - CONTINUED - - -




                       HARSCO CORPORATION SAVINGS PLAN            EXHIBIT 2
                        _______________________________
                       0110001          SOCIAL SECURITY
PAGE 3            STATEMENT PERIOD:                    THRU
__________________________________________________________________________
                            SUMMARY OF INVESTMENTS


                          FIDELITY
                          MAGELLAN                                                                                     TOTAL
                           _______                                                                                   _______
BEGINNING BALANCE              .00                                                                                       .00

  CONTRIBUTIONS                .00                                                                                       .00
  PURCHASES                    .00                                                                                       .00
  FUNDS GAIN/LOSS              .00                                                                                       .00
                           _______                                                                                   _______

ENDING BALANCE                 .00                                                                                       .00

      PRICE
NUMBER OF FUND SHARES            0                                                                                         0
EQUIVALENT STOCK SHARES          0                                                                                         0

      FUND SELECTION